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                                                                    EXHIBIT 99.2

                                  eMATION LTD.
                            2001 SHARE INCENTIVE PLAN


                                   ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------

I.   PURPOSE OF THE PLAN

     This 2001 Share Incentive Plan is intended to promote the interests of eMation Ltd., a private company organized under the laws of the State of Israel, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

          A.   The following provisions shall govern the administration of the
Plan:

                    (i) The Board shall have the authority to administer the Plan with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

                    (ii) Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

                    (i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

                    (ii) to determine, with respect to awards made under the Plan, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option, a Non-Statutory Option, a 102 Option or a 3(i) Option, and the maximum term for which the option is to remain outstanding;

                    (iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

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                    (iv)  to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

                    Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties. Notwithstanding the foregoing, in no event shall the Plan Administrator (if a Committee appointed by the Board) be entitled to grant options to Optionees; however, it will be authorized to recommend to the Board to whom Options may be granted and to issue shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof, all in accordance with Section 112(a)(5) of the Israeli Companies Law.

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or share issuances under the Plan.

III. ELIGIBILITY

          A.   The persons eligible to participate in the Plan are as follows:

                    (i)   Employees,

                    (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                    (iii) consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

          B. Notwithstanding anything in this Plan to the contrary, all grants of options to directors and office holders - "Nosei Misra" - as such term is defined in the Companies Law shall be authorized and implemented only in accordance with the provisions of the Companies Law.

IV.  SHARES SUBJECT TO THE PLAN

          A. The shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares. The maximum number of Ordinary Shares initially reserved for issuance over the term of the Plan shall not exceed 10,035,644 shares.

          B. No one person participating in the Plan may be granted options, separately exercisable share appreciation rights and direct share issuances for more than [__________

                                      -2-

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(____)] Ordinary Shares in the aggregate per calendar year, beginning with the
2001 calendar year.

          C. Ordinary Shares subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. However, should the exercise price of an option under the Plan be paid with Ordinary Shares or should Ordinary Shares otherwise issuable under the Plan be withheld by the Company in satisfaction of the applicable withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of Ordinary Shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of Ordinary Shares issued to the holder of such option. Ordinary Shares underlying one or more share appreciation rights exercised under the Plan shall not be available for subsequent issuance.

          D. If any change is made to the Ordinary Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Ordinary Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options and separately exercisable share appreciation rights under this Plan per calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                                  OPTION GRANTS
                                  -------------

I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option or a 102 Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in one or more of the following forms:

                    (i)   in cash or check made payable to the Company,

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                    (ii)  Ordinary Shares held for the requisite period
     necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) where allowable in accordance with local law, and to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Exercise and Term of Options. Each option shall be exercisable at
               ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   Cessation of Service.
               --------------------

               1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option held by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary to the extent that option is exercisable for one or more vested shares at the time of Optionee's death.

                    (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

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                    (iv)  Should the Optionee's Service be terminated for
     Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                    (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D.   Shareholder Rights. The holder of an option shall have no
               ------------------
shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Limited Transferability of Options. During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options, 102 Options and 3(i) Options shall be subject to the same restrictions, except that they may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust in which the Optionee and/or one or more such family members have more than fifty percent (50%) of the beneficial interest or to any other entity in which the Optionee and/or one or more such family members own more than fifty percent (50%) of the voting interests. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate a Beneficiary or Beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, be automatically transferred to such Beneficiary or Beneficiaries upon Optionee's death while holding those options. Such Beneficiary or Beneficiaries shall take the transferred options subject to the all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
           ---

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          A.   Eligibility. Incentive Options may only be granted to Employees.
               -----------

          B.   Exercise Price. The exercise price per share shall not be less
               --------------
than one hundred percent (100%) of the Fair Market Value per Ordinary Share on the option grant date.

          C.   Dollar Limitation. The aggregate Fair Market Value of the
               -----------------
Ordinary Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand United States Dollars (US$100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D.   10% Shareholder. If any Employee to whom an Incentive Option is
               ---------------
granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Ordinary Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

IIA. 102 OPTIONS
---

     The terms specified below shall be applicable to all 102 Options. Except as modified by the provisions of this Section IIA, all the provisions of Articles One, Two and Three shall be applicable to 102 Options.

          A.   Eligibility. 102 Options may only be granted to Employees.
          ----------------

          B.   10% Shareholder. No Employee shall be granted a 102 Option if
          --------------------
prior to the grant or as a result of the exercise of the Option, such Employee holds or would hold, directly or indirectly in his name or with a relative as defined in the Ordinance, (i) ten percent (10%) of the outstanding shares of the Company, (ii) ten percent (10%) of the voting power of the Company, (iii) the right to hold or purchase ten percent (10%) of the outstanding equity or voting power, (iv) the right to obtain ten percent (10%) of the "profit" of the Company as defined in the Ordinance, or (v) the right to appoint a director of the Company.

          C.   Grants of 102 Options.
          --------------------------

               1. 102 Options which shall be granted and/or any shares issued upon exercise of such options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Plan Administrator and approved in accordance with the provisions of Section 102 of the Ordinance, the Rules promulgated thereunder, and the Ruling, if any, and shall be held for the benefit of the Optionees.

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               2.   102 Options and any shares received subsequently following exercise of 102 Options, shall be held by the Trustee for a period of not less than two years (24 months) from the date of grant. After the two year holding period, the Trustee may release the Options or the shares to the Optionee only after (A) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the Ordinance and the Rules, and the Ruling, if applicable, or (B) the Trustee withholds any applicable tax due pursuant to the Ordinance and the Rules, and the Ruling, if applicable.

               3. The Trustee and each Optionee shall comply with the Ordinance, the Rules, the Ruling, if any, and the Trust Agreement entered into between the Company and the Trustee.

               4. In the event a share dividend is declared on shares which derive from 102 Options, such dividend shall also be subject to the provisions of this section and the holding period for such dividend shares shall be measured from the commencement of the holding period for the option from which the dividend was declared.

               5. Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Plan, or any Option or share granted to him hereunder.

               6. No Employee receiving 102 Options shall claim an exemption from Israeli tax pursuant to Sections 104 or 97(a) of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1969 in connection with a transfer by such employee of an Option or acquired share prior to the end of the 24-month holding period.

               7. Each Optionee shall be obligated to immediately notify the Company and the Trustee of his or her request, if any, to the Israeli Income Tax Authority pursuant to rule 6(b) of the Rules in the event the shares are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

               8. Shares issued upon exercise of a 102 Option within two years from the date of the grant shall be issued in the name of the Trustee for the benefit of the Optionee. The Trustee shall have no rights to equity participation as to the Shares held in trust.




III. 3(I) OPTIONS

          The Plan Administrator may choose to deposit the Options granted pursuant to Section 3(i) of the Ordinance with a trustee. In such event, the trustee shall hold such Options in trust, until exercised by the Optionee, pursuant to the Company's instructions from time to time.

If determined by the Plan Administrator, the trustee shall be responsible for withholding any taxes to which an Optionee may become liable upon the exercise of Options.

IV.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Ordinary Shares at the time subject to that option and may be exercised for any or all of those shares as fully-vested Ordinary Shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Ordinary Shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

          C. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the
                                                                --------
aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options and separately exercisable share appreciation rights under the Plan per calendar year.

          D. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the Ordinary Shares at the time subject to that option and may be exercised for any or all of those shares as fully-vested Ordinary Shares.

          E. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

          F. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the Ordinary Shares at the time subject to that option and may be exercised for any or all of those shares as fully-vested Ordinary Shares. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

          G. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand United States Dollar (US$100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

V.   SHARE APPRECIATION RIGHTS

     The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees share appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for Ordinary Shares and the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over
(b) the aggregate exercise price payable for such shares. The distribution may be made in Ordinary Shares valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                  ARTICLE THREE
                                  MISCELLANEOUS
                                  -------------

I.   NO IMPAIRMENT OF AUTHORITY

     Outstanding awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II.  TAX WITHHOLDING

          A. The Company's obligation to deliver Ordinary Shares upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

          B. Any tax consequences arising from the grant or exercise of any options from the payment for shares covered thereby or from any other event or act (whether of the Optionee or of the Company or its Subsidiaries) hereunder, shall be borne solely by the

Optionee. Furthermore, such Optionee shall agree to indemnify the Company or Subsidiary that employs the Optionee, and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise required by law, the Company (and the Trustee, if applicable) shall not be obligated to exercise any Options on behalf of an Optionee until all tax consequences arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company and the Trustee, if applicable.

          A. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, 102 Options or 3(i) Options under the Plan with the right to use Ordinary Shares in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                    (i)  Share Withholding: The election to have the Company
                         -----------------
     withhold, from the Ordinary Shares otherwise issuable upon the exercise of such Non-Statutory, 102 or 3(i) Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                    (ii) Share Delivery: The election to deliver to the Company,
                         --------------
     at the time the Non-Statutory, 102 or 3(i) Option is exercised, one or more Ordinary Shares previously acquired by such holder (other than in connection with the option exercise triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Plan at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall terminate upon the earliest of (i) _______, 2011,
                                               --------
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

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III.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to share options or unvested share issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

IV.   USE OF PROCEEDS

         Any cash proceeds received by the Company from the sale of Ordinary Shares under the Plan shall be used for general corporate purposes.

V.    REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any Ordinary Shares upon the exercise of any granted option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Ordinary Shares issued pursuant to it.

          B. No Ordinary Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable securities laws, and all applicable listing requirements of any share exchange on which Ordinary Shares are then listed for trading.

VI.   NO EMPLOYMENT/SERVICE RIGHTS

      Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VII.  GOVERNING LAW

      The Plan shall be governed by the law of the State of Israel, but shall be interpreted, where possible, in order to maintain and preserve the tax treatment and tax qualifications pursuant to the Code, and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

VIII. MARKET STANDOFF

      If so requested by the company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Optionees shall not sell or otherwise transfer any shares or other securities of the company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under such securities laws. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

                                    APPENDIX
                                    --------

     The following definitions shall be in effect under the Plan:

          A. Beneficiary shall mean, in the event the Plan Administrator
             -----------
implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

          B. Board shall mean the Company's Board of Directors.
             -----

          C. Change in Control shall mean a change in ownership or control of
             -----------------
the Company effected through any of the following transactions:

                    (i) a merger, consolidation or reorganization approved by the Company's shareholders, unless securities representing more than fifty
                                 ------
     percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction,

                    (ii) any shareholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

                    (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board recommends such shareholders to accept.

          D. Code shall mean the Internal Revenue Code of 1986, as amended.
             ----

          E. Companies Law shall mean the Israeli Companies Law, 1999, as
             -------------
amended from time to time.

          F. Company shall mean eMation Ltd., a private company organized under
             -------
the laws of the State of Israel, and its successors.

          G. Employee shall mean an individual who is in the employ of the
             --------
Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          H. Exercise Date shall mean the date on which the Company shall have
             -------------
received written notice of the option exercise.

          I. Fair Market Value per Ordinary Share on any relevant date shall be
             -----------------
determined in accordance with the following provisions:

                    (i) If the Ordinary Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Ordinary Shares are at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Ordinary Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (iii) At any time neither clause (i) nor clause (ii) above applies, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

          J. Hostile Take-Over shall mean:
             -----------------

                    (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept, or

                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          K. Incentive Option shall mean an option which satisfies the
             ----------------
requirements of Code Section 422.

          L. Involuntary Termination shall mean the termination of the Service
             -----------------------
of any individual which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual's consent.

          M. Misconduct shall mean the commission of any act of fraud,
             ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Company (or any Parent or Subsidiary).

          N. 1934 Act shall mean the Securities Exchange Act of 1934, as
             --------
amended.

          O. Non-Statutory Option shall mean an option not intended to satisfy
             --------------------
the requirements of Code Section 422.

          P. Option Surrender Value shall mean the Fair Market Value per
             ----------------------
Ordinary Share on the date the option is surrendered to the Company or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per Ordinary Share paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

          Q. Optionee shall mean any person to whom an option is granted under
             --------
the Plan.

          R. Ordinance shall mean the Israeli Income Tax Ordinance (New Version)
             ---------------
1961, as the same may be amended from time to time.

          S. Ordinary Shares shall mean the Company's Ordinary Shares, nominal
             ---------------
value 0.05 New Israeli Shekels each.

          T. Parent shall mean any corporation (other than the Company) in an
             ------
unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U.  Permanent Disability or Permanently Disabled shall mean the
              --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

          V.  Plan shall mean the Company's 2001 Share Incentive Plan, as set
              ----
forth in this document.

          W.  Plan Administrator shall mean the particular entity, whether the
              ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

          X.  Plan Effective Date shall mean _______, 2001, the date on which
              -------------------
the Plan was adopted by the Board.

          Y.  Primary Committee shall mean the committee of two (2) or more
              -----------------
non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders.

          Z.  Rules shall mean the regulations in accordance with Section 102 of
              -----
the Ordinance, Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5349-1989.

          AA. Ruling shall mean any special ruling issued by the Israeli Income
              ------
Tax Authority in connection with Section 102 of the Ordinance, to permit the issuance of 102 Options, in the event of a Change in Control of the Company where this Plan is assumed by a non-Israeli successor corporation.

          BB. Secondary Committee shall mean a committee of one (1) or more
              -------------------
Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

          CC. Section 16 Insider shall mean an officer or director of the
              ------------------
Company subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          DD. Service shall mean the performance of services for the Company (or
              -------
any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or share issuance.

          EE. Stock Exchange shall mean either the American Stock Exchange or
              --------------
the New York Stock Exchange.

          FF. Subsidiary shall mean any corporation (other than the Company) in
              ----------
an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last Company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          GG. 10% Shareholder shall mean the owner of shares (as determined
              ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or any Parent or Subsidiary).

          HH. 102 Option shall mean an Option granted pursuant to Section 102 of
              ----------
the Ordinance or, in the event that this Plan is assumed by a non-Israeli successor corporation in a Change in Control, an Option granted under the terms of a Ruling.

          II. 3(i) Option shall mean Options granted pursuant to Section 3(i) of
              -----------
the Ordinance.

          JJ. Trustee shall mean the trustee appointed as required by law in
              -------
order to qualify under Section 102 of the Ordinance or the terms of a Ruling to allow the grant of 102 Options.

          KK. Withholding Taxes shall mean all applicable income and employment
              -----------------
withholding tax liabilities to which the holder of Non-Statutory Options or unvested Ordinary Shares may become subject in connection with the exercise of those options or the vesting of those shares.